SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2010

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14905	47-0813844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3555 Farnam Street, Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(402) 346-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2010, the Board of Directors of Berkshire Hathaway Inc. (the “Corporation”) approved an amendment to the Corporation’s By-Laws, effective immediately, to re-designate Section 14 as Section 15 and to add a new Section 14 that provides that, unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or by-laws, or (iv) any other action asserting a claim governed by the internal affairs doctrine.

The amended By-Laws of the Corporation reflecting this amendment are filed as Exhibit 3.1 to this report.

ITEM 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

3.1	By-Laws of Berkshire Hathaway Inc., as amended

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.

Date: November 9, 2010	By: /s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	By-Laws of Berkshire Hathaway Inc., as amended

3